UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2007

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 24, 2007, PowerLight Corporation (“PowerLight”), a subsidiary of SunPower Corporation (“SunPower”), entered into a First Amendment to Lease (the “Lease Amendment”). The Lease Amendment amends that certain Standard Industrial/Commercial Multi-Tenant Lease, dated December 15, 2006, by and between FPOC, LLC and PowerLight (the “Original Lease”) filed as Exhibit 10.4 to SunPower’s Quarterly Report on Form 10-Q filed on May 11, 2007. Under the Original Lease PowerLight will lease for an initial term of eleven years a facility in Richmond, California for office, light industrial and research and development use. The Amendment provides for an expansion of the leased premises to include approximately 65,280 additional square feet, commencing September 15, 2007. The initial base rent for the additional expansion space, which excludes tenant allocated operating expenses, is $0.57 per square foot and is subject to three percent (3%) annual increases thereafter. Occupancy of the Richmond facility is currently expected to commence during the fourth quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2007

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer